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                                                                    EXHIBIT 10.4

                          THIRD AMENDMENT TO VANS, INC.
                         DEFERRED COMPENSATION AGREEMENT
                              FOR WALTER SCHOENFELD

        This Third Amendment to Vans, Inc. Deferred Compensation Agreement is made and entered into, and is effective, as of this ___th day of December, 2003, by and between VANS, INC., a Delaware corporation (the "Company"), and WALTER SCHOENFELD (the "Executive"), with reference to the following facts:

        A. As of June 1, 1996, the Company and the Executive entered into that certain "Vans, Inc. Deferred Compensation Agreement for Walter Schoenfeld" (the "Agreement");

        B. As of June 1, 1996, the Company with Executive entered into the First Amendment to the Agreement;

        C. As of December 15, 2000, the Company with Executive entered into the Second Amendment to the Agreement; and

        D. The Executive and the Company hereby desire to amend the Agreement as amended by the First and Second Amendment, in the following particulars only:

        NOW, THEREFORE, in consideration of the foregoing recitals, and the agreements hereinafter set forth, the parties hereto agree as follows:

                1. Section 2(a) of the Agreement shall be amended to read as follows:

                        (a) Subject to Section 2(b) hereof, the Company shall pay to the Executive, and following the Executive's death, to ESTHER SCHOENFELD (the "Spouse"), if she shall survive the Executive, and is married to the Executive on the date of his death, the remaining balance in the Trust on November 1, 2004, on November 30, 2004.

                        Such lump sum payment shall be grossed up for Federal withholding taxes and California withholding taxes, if any, including Social Security, Medicare, and any employment taxes. For the purpose of determining the amount of the gross up for the payment from the Trust, the payment shall be considered to be the balance in the Trust on November 1, 2004. On April 1, 2005, an additional amount, if any, shall be paid to Executive on a grossed up basis in an amount that will permit him to have funds available


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        to pay any remaining tax due on the November 2004 payment.

                        For the payment made in November 2004, gross up will be determined on the basis of supplemental wage withholding if that method is available in 2004, plus Medicare, any applicable California withholding tax, and employment taxes. For the purpose of determining the amount of any remaining tax due on the 2004 payment, Executive's income tax (Federal and California, if any) shall be determined with and without the grossed up payment as determined above with the difference the amount to be grossed up for payment due April 15, 2005 on the remaining tax attributable to the 2004 grossed up payment.

                        The payment required pursuant to this Section 2(a) shall be made solely to the Executive and, upon his death, such payments shall thereafter be made to the Spouse, if she is then living, or her estate if she dies before the payments are complete provided that she is married to the Executive on the date of his death. If the spouse shall survive the Executive, but not be married to the Executive on the date of his death, or does not survive Executive, the amount in the Trust on November 1, 2004, less payments, if any, made from the Trust plus gross up as determined above on the remaining payments shall be paid to the estate of Executive.

                2. Section 13 of the Agreement shall be amended to read as follows:

                13. Future Employment.

                        Nothing contained herein shall be construed as
                conferring upon the Executive the right to continue in the employ of the Company as an executive or in any other capacity, or to interfere with the Company's right to discharge the Executive pursuant to his Employment Agreement with the Company.

                        Executive is a party to an employment agreement with the
                Company dated December 1, 1995 as amended and it continues to be his intent to provide services thereunder until October 26, 2004. Executive agrees to retire on October 26, 2004. Notwithstanding the foregoing, in the event Executive retires prior to October 26, 2004, the payments provided in Section 2(a) of this Agreement from the Trust, including gross up as determined in such section, shall be based upon the remaining balance in the Trust on the 1st of the month as determined by the 15th of the month following the month of retirement and shall be payable in a lump sum on the last day of such month with a gross up payment, as determined above, to cover the tax due on such payment. Gross up shall be determined based upon the lower of the balance in the Trust on January 31, 2001 or the 1st of the month following the month of retirement. (By way of illustration, if retirement is in July, the trust balance is as of August 1, determined by August 15 and paid by August 31.)

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                3. For purposes of this Agreement "retirement" shall mean
        retirement by Executive as Executive Chairman of the Board of Directors of the Company. Retirement under this agreement does not preclude Executive from serving thereafter as a member of the Board of Directors or as a non-executive chairman of the Board.

                4. Except as expressly amended hereby, the Agreement as amended by the First Amendment is hereby ratified, affirmed and approved in all respects.

                5. An example of a gross up determination is attached.

                                            "Company"

                                            VANS, Inc., a Delaware corporation

                                            By:    /s/ Craig E. Gosselin
                                               --------------------------------
                                                        "Executive"


                                            By:    /s/ Walter Schoenfeld
                                               --------------------------------
                                                      Walter Schoenfeld


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